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                                                                  EXHIBIT 10.31

                              EMPLOYMENT AGREEMENT

                                WALTON C. VANCE

         THIS AGREEMENT, effective as of this 1st day of July, 1993, by and between SABA PETROLEUM COMPANY, a Colorado corporation (hereinafter referred to as the "Company"), and WALTON C. VANCE, an individual (hereinafter referred to as the "Employee"), the following terms and conditions.

                                    RECITALS

         A. It is in the best interest of the Company to employ the services of Employee as Vice-President and Chief Financial Officer of the Company, subject to and in accordance with the terms and provisions set forth below.

         B. After independent review and consideration of the Agreement, Employee desires to accept such employment subject to, and in accordance with, the terms and provisions set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       EMPLOYMENT RELATIONSHIP; TERM; RENEWAL

    Subject to the other terms, conditions and provisions of this Agreement, the Company hereby employs Employee and Employee hereby accepts such employment for a period of five (5) years, commencing on the Effective Date of this Agreement, as that term is defined below, and subject to the termination provisions as provided herein below in Paragraphs 6 and 8.

2.       COMPENSATION

         2.1     Signing Bonus

         The Company shall pay, or cause to be paid to Employee, a signing bonus in the amount of Ten Thousand and 00/100 Dollars ($10,000).

         2.2     Annual Compensation

         Subject to the terms and provisions hereof, the Company shall pay or





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cause to be paid to Employee during the term hereof an annual salary as described in Exhibit A hereto. Cash compensation shall be paid in equal semi-monthly installments commencing on the Effective Date hereof and provided only that such installments shall be pro-rated in the event of any partial employment period hereunder.

         2.2     ADDITIONAL COMPENSATION

         Employee may be further entitled to additional compensation in the form of stock options in amounts and subject to the conditions as set forth in Exhibit B attached hereto and incorporated herein, by reference.

         2.3     EMPLOYMENT TAXES

         All compensation and benefits shall be subject to customary withholding taxes and other employment taxes as from time to time are required by any governmental statute, ordinance, or regulation with respect to such compensation paid by the Company to an employee.

         3.      EMPLOYEE BENEFITS AND REIMBURSEMENTS

                 A. MEDICAL AND LIFE INSURANCE: During the term of this Agreement and the employment described herein, the Company will make a contribution towards standard medical benefits consistent with existing Company policy. Such contribution to begin with the Effective Date.

                 B. REIMBURSEMENT FOR OUT-OF-POCKET EXPENSES: Company shall, not less frequently than monthly, reimburse Employee with respect to all ordinary out-of-pocket expenses which, in the sole judgment of the Company, were incurred by Employee in the course of and/or in the conduct of Company business by Employee, provided Employee follows and complies with Company reporting and receipts submission procedures.

                 C. OTHER BENEFITS: In addition to the foregoing, Employee shall also be provided any other benefits of whatever kind or nature or shall be permitted to participate in such other benefits or programs which may, from time to time, be adopted or provided by the Company and otherwise made available by





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the Company to other employees or officers of Company under substantially the same restrictions and limitations, if any and as applicable.

         D. RELOCATION: Company will reimburse Employee for reasonable and necessary moving costs incurred in the course of Employee relocation. Company will make the final determination whether items of moving costs are "reasonable and necessary."

4.       SERVICES AND DUTIES OF EMPLOYEE

         Employee agrees that, expressly in his capacity as an officer of the Company, Employee will at all times loyally and conscientiously perform all of the following duties, responsibilities, and obligations:

         (A) Those duties and responsibilities expressly or implicitly contained in this Agreement;

         (B) Those duties and responsibilities customarily incident to or required of such position(s) and/or office(s) as may, from time to time, be assigned to Employee by the Board of Directors;

         (C) Such other services, acts, or things necessary, prudent, or advisable in the exercise of Employee's reasonable judgment for the benefit of the Company and

         (D) Such additional duties, responsibilities and obligations and such other services, acts, and things as, from time to time, may be designated by the Board of Directors of the Company.

       Without in any manner limiting the foregoing, Employee agrees to devote such time as may be necessary to or for the business of the Company. By entering into this Agreement, it is the mutual intention of the parties that Employee shall devote all of his productive time, ability, and attention to the business of the Company.

5.     NO OUTSIDE EMPLOYMENT

         By entering into this Agreement, it is the mutual intention of the parties that Employee shall devote all of his productive time, ability, and attention to the





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business of the Company and shall not, without the prior written consent of the
Board, which may be withheld for any reason whatsoever, otherwise actively engage in other business endeavors or pursuits, including, without limitation, the direct or indirect rendition of any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise.

6.       CONFIDENTIALITY AND TRADE SECRETS

         Employee acknowledges and agrees that, in prior meetings with other employees, representatives, officers and directors of the Company, Employee will, during the term of employment, have access to, become acquainted with, and/or develop or invent various Trade Secrets and proprietary information consisting of and including, without limitation, formulas, processes, plans, charts, concepts, procedures, compilations, lists of data and information, records, specifications, documents, contracts, reports, forms, manuals, names, addresses, and telephone numbers and other information of customers, lenders, investors, or identified prospective customers, lenders, or investors (all of the foregoing sometimes collectively referred to as "Trade Secrets") which are owned or have been or subsequently are developed, compiled, organized or invented by the Company, the Employee, or the Company's other employees. Employee, for the benefit of the Company and as a condition of this Agreement, expressly agrees that Employee shall not disclose any of the Trade Secrets, directly or indirectly; use them in any way; or claim proprietary ownership interest therein, either during or after the term of this Agreement except as required in the performance of Employee's duties hereunder or as expressly authorized by the written consent and permission of the Company after full explanation and disclosure of any such proposed use or disclosure by the Employee to the Company.

         Employee further acknowledges and agrees that all Trade Secrets, as defined above, whether now existing or hereafter developed, are and shall at all times be owned solely and exclusively by the Company and Employee shall have no ownership interest therein or rights thereto.

7.       EFFECTIVE DATE

         The Effective Date of this Agreement shall be the day, month, and year first set forth above.





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8.       TERMINATION UPON EVENT OF TERMINATION

         8.1.    EVENTS OF TERMINATION

         This Agreement shall terminate immediately upon the occurrence of any of the following events:

         (A) Whenever the Company and Employee shall mutually agree in writing to terminate this Agreement;

         (B) Whenever the Company delivers written notice to Employee terminating the Agreement for "cause" including, among other things, Employee's material gross negligence or intentional misconduct under the terms of this Agreement, unless waived in writing and signed by the Company in the Company's sole and absolute discretion

         (C)     Upon the death of Employee;

         (D) Upon the permanent incapacity of Employee because of illness, physical injury, other physical or mental disability, or any reason such that it reasonably appears that Employee will be unable to perform or complete Employee's duties and responsibilities under this Agreement.

If, for any reason other than those set forth immediately above, the Company for any reason terminates this Agreement, then upon such termination, in addition to the other provisions contained herein, the Company shall pay to Employee as a severance allowance an amount equal to the Employee's then annual salary.

8.2      POST-TERMINATION DUTIES AND OBLIGATIONS

         Upon termination for any of the foregoing Events;

         (A) Employee or the representative of Employee's estate, in the event of the death of the Employee, shall be entitled to receive that compensation earned by Employee that Employee would otherwise be entitled to up to the date of termination less such amounts as are required by law to be withheld and deducted; and





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         (B)     Employee or the representative of Employee's estate, in the event of the death of the Employee, shall deliver to the Company all records, reports, files, schedules, lists, equipment, tools, and any other property in his possession or under his control belonging to the Company and, as appropriate, in good condition and repair, ordinary wear and tear excepted.

9.       COMPANY'S AUTHORITY

         The Company expressly reserves the right to adopt and promulgate from time to time, orally or in writing, Company rules, rules, regulations, directives and policies with respect to Company operations and systems, business expense reimbursements, general employee standard, and employee performance requirements and evaluation criteria (all of the foregoing collectively referred to as "Company Policies"). Employee agrees at all times to observe and comply with all Company Policies, whether oral or in writing, as stated and as reasonably interpreted by the Board of Directors.

10.      PAID VACATION AND SICK LEAVE

         (A)     PAID VACATION:   Employee shall be entitled to a paid vacation
each year pursuant to the then current policy of the Company.

         (B) SICK LEAVE: As determined by the Company, Employee shall be entitled to a reasonable number of days of sick leave with full compensation as specified in the current policy of the Company during each calendar year. In determining what is a reasonable number of days, the Company shall take into account previous periods of illness or disability, the number of days of sick leave taken in the current and preceding years, and any other relevant factors it deems pertinent.

11.      INDEMNIFICATION

         The Company shall indemnify the Employee and hold him harmless for and with respect to all costs and expenses incurred by Employee resulting from any acts or decisions made by him in good faith while performing services for the Company within the scope of his position and authority hereunder.





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12.      NON-TRANSFERABILITY

         This Agreement is personal to Employee and the services to be provided by Employee are personal to and uniquely capable of performance by Employee. Consequently, neither this Agreement nor any right, duties, or obligations hereunder, or interests herein, shall be transferred, assigned, conveyed, hypothecated, delegated or pledged, in whole or in part, voluntarily or involuntarily, by operation of law or otherwise. Any attempted transfer, assignment or delegation shall be null and void.

13.      NOTICES

         All notices provided in or permitted pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to Company at its principal office address and to Employee at Employee's residence address on the records of the Company or at such other addresses either party may have furnished to the other party in writing in accordance herewith.

14.      VALIDITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15.       AMENDMENTS

          Any modification to or amendment of this Agreement shall be effective only if:

         (A)     It is in writing;

         (B)     It expressly refers to this Agreement; and

         (C)     It is signed by all parties hereto.





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16.      CONSTRUCTION

         This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document. It shall be construed neither for nor against any party, but each provision shall be given reasonable interpretation in accordance with the plain meaning of its terms and the expressed intent of the parties.

17.      ENTIRE AGREEMENT

         This Agreement supersedes any and all prior agreements between the parties thereto, if any, whether oral or written, with respect to the employment of Employee by the Company and contains all of the covenants, conditions, and agreements between the parties with respect to the rendition of such services as herein contemplated or to be performed hereunder. Each party acknowledges for the benefit of the other;

         (A) That no representations, inducements, promises, or agreements, orally or in writing, have been made by any party, or any person acting or claiming to be acting on behalf of the other party; and

         (B) That no other agreement, statement, or promise with respect to such employment which is not set forth herein shall be valid or binding.

18.      ATTORNEYS' FEES

         In the event of any dispute or disagreement under this Agreement whether or not suit is instituted, or if any action is instituted, at law or in equity, including, without limitation, an action for declaratory or injunctive relief to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to be reimbursed for all costs and expenses, including, without limitation, reasonable attorneys' fees, which may be set by the court in the same action if any action has been so commenced or in a separate action brought for that purpose. Such right of reimbursement shall be in addition to any other relief to which that party may be entitled.





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19.      GOVERNING LAW AND VENUE

         Irrespective of the place of execution or performance, this Agreement will be governed by and construed in accordance with the laws of the State of California. The venue of any and all such actions brought under or pursuant to this Agreement shall be Orange County, California.

20.      WAIVER

         No provision of this Agreement may be modified, waived or discharged unless such waiver modification or discharge is agreed to in writing and signed by Employee and such Officer as may be authorized by the Board. No waiver by either party thereto at any time of any breach of any condition or provision of this Agreement shall be deemed a waiver of or to the subsequent enforcement of each term and provision of this Agreement.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month, and year first set forth above.



"COMPANY"                                       "EMPLOYEE"

SABA PETROLEUM COMPANY,
a   Colorado Corporation

BY: /s/ ILYAS CHAUDHARY                         /s/ WALTON C. VANCE
    -------------------                         -------------------
   ILYAS CHAUDHARY                              WALTON C. VANCE
ITS:   Chairman of the Board and
       Chief Executive Officer



EXHIBIT A ANNUAL COMPENSATION
EXHIBIT B ADDITIONAL COMPENSATION





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                                  EXHIBIT "A"

                              ANNUAL COMPENSATION


                                                      Exercise Price             Number of
                        Year           Salary           Per Share             Option Shares
---------------------------------------------------------------------------------------------
                        1              $80,000           $2.50                     5,000


                        2               88,000            2.50                     8,000


                        3               96,800            2.50                    10,000


                        4              106,500            2.50                    13,000


                        5              117,200            2.50                    16,000

                                                                                  ------
                                                                                  52,000

* The Employee may exercise the Option Shares in whole or in part at any time on or after the Employment Anniversary date of the Employee in each of the five (5) years of employment. For example: the option to purchase 5,000 shares of the Company's common stock @ $2.50 may be exercised by the Employee giving the Company written notice of the Employee's intention to do so at any time on or after July 1, 1994. Similarly, the second year option could not be exercised until on or after July 1, 1995. The right to exercise Option Shares shall vest on respective Employment Anniversary Dates, and shall accumulate. In the event the employment of the Employee is terminated for any reason, by the Employee or by the Company, with or without cause, Employee's rights hereunder shall be limited to those Option Shares which have vested.






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If there shall be any capital reorganization or consolidation or merger of the
Company with another corporation or corporations, in which the Company is not the surviving entity, or upon change of "control" of the Company, as that term is defined in Reg. 260.0-2(f) of the Securities Exchange Act of 1934, any and all Option Shares shall immediately vest.

The Company will prepare, or cause to be prepared and filed with the appropriate regulatory agencies a registration statement(s) which will cause the Employee's Option Shares to be registered under Section 12(g) of the Securities Act of 1933; to be freely transferable; and, to be represented by stock certificates without any restrictive legends.



















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                                  EXHIBIT "B"

                            ADDITIONAL COMPENSATION

         The Company grants to the Employee as additional compensation the Option to purchase up to 72,000 shares of the Company's common stock at the price of $2.50 per share, such option rights to vest on the following basis:

                                          Number
                   Year                   of Shares
                   ----                   ---------
                   1                      15,000

                   2                      12,000

                   3                      10,000

                   4                      7,000

                   5                      4,000
                                          -----
                                         48,000

* The Employee may exercise the Option Shares in whole or in part at any time on or after the Employment Anniversary date of the Employee in each of the five (5) years of employment. For example: the option to purchase 20,000 shares of the Company's common stock @ $2.50 may be exercised by the Employee giving the Company written notice of the Employee's intention to do so at any time on or after July 1, 1994. Similarly, the second year option could not be exercised until on or after July 1, 1995. The right to exercise Option Shares shall vest on respective Employment Anniversary Dates, and shall accumulate.

In the event of voluntary termination of the employment of Employee, vested shares from preceding years shall become due and exercisable within one year from the date of termination, and any and all non-vested Option shares shall be cancelled. In the event of involuntary termination, all option shares will vest and will be exercisable during the five year period.





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If there shall be any capital reorganization or consolidation or merger of the
Company with another corporation or corporations, in which the Company is not the surviving entity, or upon change of "control" of the Company, as that term is defined in Reg. 260.0-2(f) of the Securities Exchange Act of 1934, any and all Option Shares shall immediately vest.

The Company will prepare, or cause to be prepared and filed with the appropriate regulatory agencies a registration statement(s) which will cause the Employee's Option Shares to be registered under Section 12(g) of the Securities Act of 1933; to be freely transferable; and, to be represented by stock certificates without any restrictive legends.





















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